Media Investors Mark Folk Jim Rowe 704-383-7088 415-396-8216 Wells Fargo Reports October Retail Banking Customer Activity SAN FRANCISCO, November 17, 2016 – Wells Fargo & Company (NYSE: WFC) today reported Retail Banking customer activity data for October 2016. Tim Sloan, President and Chief Executive Officer noted, “As part of our ongoing commitment to transparency, we are providing a monthly update of the trends we are seeing in Retail Banking. In October, we were pleased to see that in general our existing customers were actively using their accounts and valued their relationships with Wells Fargo. As expected, we continued to see declines in new account openings. We remain focused on meeting our customers’ financial needs by providing great service and quality products and will provide our next update in mid-December.” Mary Mack, head of Community Banking, added, “Trends continued as expected in October, with relatively stable deposit balances and transaction levels, but slower new account openings. Because the sales practices settlement was announced on September 8th, October data reflects the first full month of impact. For comparative purposes it is also important to note that October 2016 had one fewer business day than both September 2016 and October 2015. That being said, we recognize we have work to do and we are focused on strengthening our relationships with existing customers and building new ones with potential customers.”

Page 2 of 4 Key Takeaways Customer Interactions  Customer interactions with tellers were down 10% from October 2015 (year-over-year “YoY”) as customers increasingly transacted through mobile channels, with digital sessions up 7% YoY  Branch banker interactions were down from September 2016 (linked month “LM”) and YoY primarily driven by a slowdown in new account openings Deposit Balances and Accounts  Average consumer and small business deposit balances were in line LM and up 8% YoY  The number of primary checking account customers, who are by definition the most active customers, was in line LM and up 3.9% YoY  Consumer account opens were down 27% LM and 44% YoY primarily due to a full month impact of customer reaction to the sales practices settlement and reduced marketing activities  Customer-initiated account closures were up modestly, 3%, both LM and YoY Debit and Credit Cards  Customers continued to actively use their debit and credit cards o Debit point-of-sale active cards and transactions were both up LM and YoY o Point-of-sale active credit card accounts were up YoY and were unchanged from September 2016; purchase volume was up 8% YoY and in line with September 2016; credit card balances outstanding were up both LM and YoY  New credit card applications continued their downward trend with applications down 35% LM and 50% YoY primarily due to reduced marketing activities and a full month impact of customer reaction to the sales practices settlement Customer Experience Surveys  Customer loyalty scores were down both LM and YoY, with scores showing some improvement from lows seen early in October  Survey results of satisfaction with most recent visit were 73.9% in October, down modestly LM and down from 77.4% in October 2015

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(in millions, unless otherwise noted)	Oct 2016	Sept 2016	Aug 2016	Oct 2015	Oct 2016 change from: (1) Sept 2016	Oct 2015
Customer Interactions (2)						
Total Branch Interactions	52.2	53.8	56.2	58.4	-3%	-11%
Teller Transactions	49.2	50.5	52.4	54.6	-3%	-10%
Branch Banker Interactions	3.0	3.3	3.9	3.8	-11%	-22%
Total Phone Banker Interactions	9.1	9.2	9.9	9.2	-1%	0%
Total Digital (Online and Mobile) Secure Sessions	477.2	488.4	497.8	447.4	-2%	7%
Total Digital (Online and Mobile) Active Customers (3)	27.4	27.5	27.4			
Consumer Checking Account Opens	0.3	0.4	0.6	0.6	-27%	-44%
Consumer Checking Account Customer-Initiated Closures (4)	0.2	0.2	0.2	0.2	3%	3%
Deposit Balance and Account						
Consumer and Small Business Banking Deposits *(period end, $ in billions)*	$ 745.0	$ 751.2	$ 744.7	$ 698.5	-1%	7%
Consumer and Small Business Banking Deposits *(average, $ in billions)*	$ 744.7	$ 745.7	$ 739.7	$ 690.2	0%	8%
Primary Consumer Checking Customers (5)	23.6	23.7	23.6	22.7	0%	4%
Primary Consumer Checking Customers YoY Growth (5)	3.9%	4.5%	4.7%	5.7%		
Debit Cards (Consumer and Business)						
Point-of-Sale Active Cards	26.3	26.1	26.2	25.4	1%	3%
Point-of-Sale Transactions	686.0	658.3	685.8	638.6	4%	7%
Consumer Credit Cards						
Point-of-Sale Active Accounts	7.8	7.8	7.9	7.2	0%	9%
Applications	0.2	0.3	0.4	0.4	-35%	-50%
Balances *(period end, $ in billions)*	$ 26.9	$ 26.7	$ 26.7	$ 24.7	1%	9%
Purchase Volume *($ in billions)*	$ 5.6	$ 5.6	$ 6.0	$ 5.2	2%	8%
Customer Experience Survey Scores with Branch						
Customer Loyalty	52.3%	57.7%	62.6%	61.2%		
Overall Satisfaction with Most Recent Visit	73.9%	75.7%	78.0%	77.4%		

Percentage changes are calculated using whole numbers. If the % change were based on the rounded amounts presented, it would produce a different result for Branch Banker Interactions, Phone Banker Interactions, Consumer Checking Account Opens, Consumer Checking Account Customer-Initiated Closures, Debit Card POS Active Cards, Consumer Credit Cards POS Active Accounts, Consumer Credit Card Applications and Consumer Credit Card Purchase Volume, but all differences are attributable to rounding. (1) October 2016 had 20 business days, September 2016 had 21 business days while October 2015 had 21 business days. (2) A customer communication or transaction qualifies as a customer traffic interaction, which is consistent with the definition used by management for each customer channel presented. Preparation of customer traffic interaction metrics requires the application of interpretive judgement for each communication or transaction. Management uses these metrics to monitor customer traffic trends within the Company's Retail Banking business. (3) Primarily includes retail banking, consumer lending, small business and business banking customers. (4) Does not include accounts closed by the bank. (5) Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit.

Conference Call

The Company will host a live conference call on Thursday, November 17, at 7 a.m. PT (10 a.m. ET). You may participate by dialing 866-872-5161 (U.S. and Canada) or 706-643-1962 (International). The call will also be available online at https://www.wellsfargo.com/about/investor-relations/events/ and https://engage.vevent.com/rt/wells_fargo_ao~19183872.

Page 4 of 4 A replay of the conference call will be available beginning at 10 a.m. PT (1 p.m. ET) on Thursday, November 17 through Thursday, December 1. Please dial 855-859-2056 (U.S. and Canada) or 404-537- 3406 (International) and enter Conference ID #31498547. The replay will also be available online at https://www.wellsfargo.com/about/investor-relations/events/ and https://engage.vevent.com/rt/wells_fargo_ao~19183872. Cautionary Statement About Forward-Looking Statements This news release contains forward-looking statements about our future financial performance and business. Because forward-looking statements are based on our current expectations and assumptions regarding the future, they are subject to inherent risks and uncertainties. Do not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. For information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov. About Wells Fargo Wells Fargo & Company (NYSE: WFC) is a diversified, community-based financial services company with $1.9 trillion in assets. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, insurance, investments, mortgage, and consumer and commercial finance through more than 8,600 locations, 13,000 ATMs, the internet (wellsfargo.com) and mobile banking, and has offices in 42 countries and territories to support customers who conduct business in the global economy. With approximately 269,000 team members, Wells Fargo serves one in three households in the United States. Wells Fargo & Company was ranked No. 27 on Fortune’s 2016 rankings of America’s largest corporations. Wells Fargo’s vision is to satisfy our customers’ financial needs and help them succeed financially. # # #